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                                                                   EXHIBIT 10.25

                EMPLOYEE NONDISCLOSURE AND DEVELOPMENTS AGREEMENT
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In consideration and as a condition of my employment or continued employment by
NEON Systems, Inc. (the "Company"), I hereby agree with the Company as follows:

1. I will not at any time, whether during or after the termination of my employment, reveal to any person or entity any of the trade secrets or confidential information concerning the organization, business or finances of the Company or of any third party which the Company is under an obligation to keep confidential ( including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, works of authorship, customer lists, projects, plans and proposals), except as may be required in the ordinary course of performing my duties as an employee of the Company, and I shall keep secret all matters entrusted to me and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

Further, I agree that during my employment I shall not make, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to concerning any of its dealings or affairs otherwise than for the benefit of the Company. I further agree that I shall not, after the termination of my employment, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of my employment I shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

2. If at any time or times during my employment, I shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection ) (herein called "Developments") that (a) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith, (b) results from tasks assigned me by the company or (c) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company and its assigns, and I shall promptly disclose to the Company (or any persons designated by it) each such Development and hereby assign any rights I may have or acquire in the Developments and benefits without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to the Company.

Upon disclosure of each Development to the Company, I will, during my employment and at any time thereafter, at the request and cost of the Company, sign, execute, make and do all such deeds, documents, acts and things as the Company and its duly authorized agents may reasonably require:

(a) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

(b) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

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In the event the Company is unable, after reasonable effort, to secure my signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of my physical or mental incapacity or for any other reason whatsoever, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and in my behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by me.

3. I agree that any breach of this Agreement by me will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

4. I understand that this Agreement does not create an obligation on the Company or any other person or entity to continue my employment.

5. I represent that the Developments identified in the pages, if any, attached hereto comprise all the unpatented and uncopyrighted Developments which I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title and purpose of such Developments but not details thereof.

6. In order to provide for an expeditious resolution of any "Covered Dispute" (as such term is defined in paragraph (a) below), I agree to the mandatory mediation and arbitration procedure set forth below (the "Procedure"):

          (a) The term "Covered Dispute" shall mean and include, subject to paragraph (b) below, any dispute that may arise between the Company and me relating to my employment or any termination of my employment and any dispute that may arise between the Company and me relating to this Agreement. Subject to paragraph (b) below, "Covered Disputes" shall include, without limitation,
   (i) any dispute regarding the arbitrability of any matter hereunder and (ii) any claim that could be asserted in court or before an administrative agency or claims as to which I have an alleged cause of action, including without limitation claims for breach of any contract or covenant (express or implied), tort claims, claims for discrimination (including but not limited to discrimination based on sex, pregnancy, race, national or ethnic origin, age, religion, creed, marital status, sexual orientation, mental or physical disability or medical condition or other characteristics protected by statute), claims for wrongful discharge, violations of confidentiality or breaches of trade secrets, and/or claims for violation of any federal, state or other governmental law, statue, regulation or ordinance, and whether based on statute or common law. Covered Disputes include all such claims whether made against the Company, any of its subsidiary or affiliated entities, or the individual officers or directors thereof (in an official or personal capacity).

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          (b) Notwithstanding any other provision of this Section 6, the following claims shall not be "Covered Disputes" and shall not be subject to the Procedure: (i) claims for workers' compensation benefits; (ii) claims for unemployment compensation benefits; (iii) claims by the Company for injunctive and/or other equitable relief, including but not limited to such claims for unfair competition and/or the use or unauthorized disclosure of trade secrets or confidential information, as to which the Company may seek and obtain relief from a court of competent jurisdiction; and (iv) a claim based upon the Company's current, successor or future employee benefits and/or welfare plans that contain an appeal procedure or other procedure for the resolution of disputes under the Plan.

          (c) Under the Procedure, Covered Disputes must (after appropriate attempts to resolve the dispute internally through the Company's management) be submitted for resolution by non-binding mediation and, if needed, mandatory arbitration.

          (d) I acknowledge that my agreement to the Procedure is given in exchange for rights to which I am not otherwise entitled - namely, the more expeditious resolution of disputes, my employment or continued employment by the Company, and my being provided access to confidential information and trade secrets of the company, whether now or hereafter existing or developed, as may be required or permitted by the Company in the ordinary course of performing my duties as an employee of the Company. In exchange for my agreement to the Procedure, the Company likewise is agreeing to the use of mediation and arbitration as the exclusive forum for resolving Covered Disputes. Therefore, both the Company and I shall be precluded from bringing or raising in court or another forum any Covered Dispute.

          (e) I agree with the Company that any Covered Dispute must be submitted for non-binding mediation before a neutral third party and (if necessary) for final and binding resolution by a private and impartial arbitrator, to be jointly selected by the Company and me.

          (f) As a prerequisite for submitting a Covered Dispute to mediation and (if necessary) arbitration, I agree to make good-faith efforts to resolve the Covered Dispute internally on an informal basis through the Company's management channels appropriate to the circumstances of that individual dispute. All disputes shall initially be referred to the President of the Company. Only when such internal efforts fail my I submit an employment dispute to mediation and (if necessary) final and binding arbitration under the terms of the Procedure.

          (g) If efforts at informal resolution fail, I agree that Covered Disputes must first be submitted for non-binding mediation before a neutral third party. Mediation is an informal process where the parties to a dispute meet in an attempt to reach a voluntary resolution, using the third party as a facilitator. Mediation shall be conducted and administered by the American Arbitration Association ("AAA") under its Employment Mediation Rules, which are incorporated herein by reference.

          (h) If a Covered Dispute remains unresolved at the conclusion of the mediation process, I agree that either I or the Company may submit the dispute for resolution by final binding arbitration under the Procedure. The arbitration will be conducted under the Employment Dispute Resolution Rules of the AAA, as amended and effective on June 1, 1996, and as such Rules may be amended from time to time after the date hereof. These Rules, incorporated by reference herein, include (but are not limited to) the procedures for the joint selection of an impartial arbitrator and for the hearing of evidence before the arbitrator. The arbitrator shall have the authority to allow for appropriate discovery and exchange of information prior to a hearing, including (but not limited to) production of documents, information requests, depositions and subpoenas. I acknowledge that I may obtain a copy of the complete AAA Employment Dispute Resolution Rules from the Business Manager.

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          (i) I agree that any conflict between the rules and procedures set forth in the AAA Rules and those set forth in this Agreement shall be resolved in favor of those in this Agreement. The burden of proof at an arbitration shall at all times be upon the party seeking relief. In reaching his or her decision, the arbitrator shall apply the governing substantive law applicable to the claim(s), cause(s) of action and defense(s) asserted by the parties as applicable in the State of Texas or other applicable jurisdiction. The arbitrator shall have the power to award all remedies that could be awarded by a court or administrative agency in accordance with the governing and applicable substantive law.

          (j) I agree that, with respect to any Covered Dispute, the aggrieved party must give written notice of any claim to the other party within three months of the date the aggrieved first knew or should have known of the facts giving rise to the claim; otherwise, the claim shall be void and deemed waived. The written notice shall describe the nature of all claims asserted and the facts upon which such claims are based and shall be mailed to the other party by certified or registered mail, return receipt requested. Any such notice mailed to the Company shall be addressed to the President of the Company.

          (k) Any mediation or arbitration conducted pursuant to the Procedure shall take place in Sugar Land, Texas unless an alternative location is chosen by the mutual agreement of the parties. The arbitrator shall render a decision and award within 30 days after the close of arbitration hearing or at any later time on which the parties may agree. The award shall be in writing and signed and dated by the arbitrator and shall contain express findings of fact and the basis for the award.

          (l) I agree the Company and I will share equally the AAA administrative fees and the fees and expenses of any and all mediators and arbitrators. All other costs and expenses associated with the arbitration, including, without limitation, the parties' respective attorneys fees, shall be borne by the party incurring the expense.

          (m) Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The award may be vacated or modified only on the grounds specified in the U.S. Arbitration Act or other applicable law.

          I further agree that the Procedure does not in any way alter my status as an at-will employee of the Company. Accordingly, I acknowledge that I am, and the Company is, always free to terminate the employment relationship at any time for any lawful reason (with or without cause), and my employment is not for any specific or definite duration.

   7. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

   8. I hereby agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

   9. My obligations under this Agreement shall survive the termination of my employment regardless of the manner of such termination and shall be binding upon my heirs, executors, administrators and legal representatives.

   10. The term "Company" shall include NEON Systems, Inc. and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

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   11. This Agreement shall be governed by and construed in accordance with the laws of Texas.

   IN WITNESS WHEREOF, the undersigned has executed this Agreement as a sealed instrument as of

(date)  1-4-02
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        /s/  Louis R. Woodhill
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 Signature

 Louis R. Woodhill
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 Name - Printed

 Agreed as of (date)  1-04-02
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 NEON Systems, Inc.

 By:   /s/ J. Bradford Poynter
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       Name:  James Bradford Poynter

       Title: Chief Financial Officer

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